As filed with the Securities and Exchange Commission on October 7, 2020
Registration No. 333-223649

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3
ON
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

UNIT CORPORATION*
(Exact name of registrant as specified in its charter)
	____________________
Delaware	1311	73-1283193
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	8200 South Unit Drive Tulsa, Oklahoma 74132 (918) 493-7700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
	____________________
	Andrew E. Harding Associate General Counsel Unit Corporation 8200 South Unit Drive Tulsa, Oklahoma 74132 (918) 493-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
	____________________
	with copy to:
	Michael S. Telle Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222
	____________________
Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Subsidiary Guarantor Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Unit Drilling Company	Oklahoma	1381	73-1315145
Unit Petroleum Company	Oklahoma	1311	73-1205963
8200 Unit Drive, L.L.C.	Oklahoma	6512	81-1621376

(1)	The address for each subsidiary guarantor registrant is 8200 South Unit Drive, Tulsa, Oklahoma 74132, and the telephone number for each subsidiary guarantor registrant is (918) 493-7700.

DEREGISTRATION OF SECURITIES

Unit Corporation (Parent) and its wholly owned subsidiaries, Unit Drilling Company (UDC), Unit Petroleum Company (UPC) and 8200 Unit Drive, L.L.C. (8200 Unit and, together with Parent, UDC and UPC, the Registrants), originally filed a Registration Statement on Form S-3 (File No. 333-223649) with the Securities and Exchange Commission (SEC) on March 14, 2018, which was amended by the Post-Effective Amendment No. 1 to Form S-3 Registration Statement, filed with the SEC on July 17, 2018 (as amended, the Registration Statement). This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 is being filed to deregister any and all securities of the Registrants (Securities), registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

On May 22, 2020, the Registrants and Parent’s wholly owned subsidiaries, Unit Drilling Colombia, L.L.C. and Unit Drilling USA Colombia, L.L.C. (collectively with the Registrants, the Debtors), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division. The Debtors’ Chapter 11 cases were jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (Chapter 11 Cases).

In connection with the Chapter 11 Cases, the Registrants have terminated all offerings of Securities pursuant to the Registration Statement and do not intend to issue any further Securities under the Registration Statement. Accordingly, pursuant to the undertaking made by the Registrants in the Registration Statement, the Registrants hereby terminate the effectiveness of the Registration Statement and remove from registration any Securities that have been registered for issuance under the Registration Statement and remain unsold or unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrants have duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 7, 2020.

UNIT CORPORATION

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Executive Vice President, Corporate Secretary and General Counsel

UNIT DRILLING COMPANY

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Executive Vice President, Corporate Secretary and General Counsel

UNIT PETROLEUM COMPANY

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Executive Vice President, Corporate Secretary and General Counsel

8200 UNIT DRIVE, L.L.C.

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Manager, Executive Vice President, Corporate Secretary and General Counsel